SLM Student Loan Trust 2002-5
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 09/01/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/04	Activity	11/30/2004
A	i	Portfolio Balance	$784,590,011.15	$(66,211,320.15)	$718,378,691.00
	ii	Interest to be Capitalized	15,143,107.44		11,489,977.68

	iii	Total Pool	$799,733,118.59		$729,868,668.68

	iv	Specified Reserve Account Balance	1,999,332.80		1,824,671.67

	v	Total Adjusted Pool	$801,732,451.39		$731,693,340.35

B	i ii	Weighted Average Coupon (WAC) Weighted Average Remaining Term	3.223 116.90%		3.267 116.08%
	iii	Number of Loans	260,965		243,625
	iv	Number of Borrowers	154,577		144,719
	v	Aggregate Outstanding Principal Balance - T-Bill	$122,140,545.96		$112,473,762.58
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$677,592,572.63		$617,394,906.10

						% of		% of
	Notes			Spread	Balance 09/15/04	O/S Securities	Balance 12/15/04	O/S Securities
C	i	A-1 Notes	78442GDZ6	0.000%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GEA0	0.030%	52,482,451.39	6.546%	(0.00)	0.000%
	iii	A-3 Notes	78442GEB8	0.100%	226,500,000.00	28.251%	208,943,340.35	28.556%
	iv	A-4L Notes	78442GEC6	0.150%	182,750,000.00	22.794%	182,750,000.00	24.976%
	v	A-4CP Notes	78442GED4	0.230%	300,000,000.00	37.419%	300,000,000.00	41.001%
	vi	B Notes	78442GEE2	0.430%	40,000,000.00	4.989%	40,000,000.00	5.467%

	vii	Total Notes			$801,732,451.39	100.000%	$731,693,340.35	100.000%

	Reserve Account		9/15/2004	12/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,999,332.80	$1,824,671.67
	iv	Reserve Account Floor Balance ($)	$1,325,707.00	$1,325,707.00
	v	Current Reserve Acct Balance ($)	$1,999,332.80	$1,824,671.67

II. 2002-5 Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$66,443,751.15
	ii	Principal Collections from Guarantor	4,622,519.90
	iii	Principal Reimbursements	88,884.32
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$71,155,155.37

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$77,159.73
	ii	Capitalized Interest	(5,020,994.95)

	iii	Total Non-Cash Principal Activity	$(4,943,835.22)

C	Total Student Loan Principal Activity		$66,211,320.15

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,164,448.60
	ii	Interest Claims Received from Guarantors	124,351.62
	iii	Collection Fees/Return Items	33,755.11
	iv	Late Fee Reimbursements	134,060.85
	v	Interest Reimbursements	13,469.92
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,242,262.06
	viii	Subsidy Payments	1,561,271.15

	ix	Total Interest Collections	$6,273,619.31

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,992.54
	ii	Capitalized Interest	5,020,994.95

	iii	Total Non-Cash Interest Adjustments	$5,023,987.49

F	Total Student Loan Interest Activity		$11,297,606.80

G	Non-Reimbursable Losses During Collection Period		$73,814.88

H	Cumulative Non-Reimbursable Losses to Date		$461,127.50

III. 2002-5 Collection Account Activity 8/31/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$15,613,992.67
	ii	Consolidation Principal Payments	55,452,278.38
	iii	Reimbursements by Seller	(144.74)
	iv	Borrower Benefits Reimbursements	29,455.00
	v	Reimbursements by Servicer	2,096.29
	vi	Re-purchased Principal	57,477.77

	vii	Total Principal Collections	$71,155,155.37

B	Interest Collections
	i	Interest Payments Received	$4,979,322.25
	ii	Consolidation Interest Payments	1,113,011.18
	iii	Reimbursements by Seller	109.46
	iv	Borrower Benefits Reimbursements	769.27
	v	Reimbursements by Servicer	10,020.97
	vi	Re-purchased Interest	2,570.22
	vii	Collection Fees/Return Items	33,755.11
	viii	Late Fees	134,060.85

	ix	Total Interest Collections	$6,273,619.31

C	Other Reimbursements		$27,638.92

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$77,456,413.60

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,164,946.17)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$76,291,467.43

G	Servicing Fees Due for Current Period		$563,528.80

H	Carryover Servicing Fees Due		$—

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$583,528.80

IV. 2002-5 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	2.770%	2.770%	61,673	57,662	23.633%	23.668%	$197,363,080.76	$181,958,424.13	25.155%	25.329%

Grace
Current	2.770%	2.770%	28,788	8,876	11.031%	3.643%	$107,520,419.88	$31,198,139.52	13.704%	4.343%

TOTAL INTERIM	2.770%	2.770%	90,461	66,538	34.664%	27.312%	$304,883,500.64	$213,156,563.65	38.859%	29.672%
REPAYMENT
Active
Current	3.689%	3.630%	93,458	100,489	35.812%	41.247%	$243,414,114.01	$272,342,511.62	31.024%	37.911%
31-60 Days Delinquent	3.580%	3.596%	9,645	7,543	3.696%	3.096%	$28,354,487.57	$21,394,351.00	3.614%	2.978%
61-90 Days Delinquent	3.616%	3.586%	4,927	4,277	1.888%	1.756%	$13,741,739.50	$12,037,792.83	1.751%	1.676%
91-120 Days Delinquent	3.615%	3.552%	2,809	2,976	1.076%	1.222%	$7,793,585.16	$8,441,042.65	0.993%	1.175%
> 120 Days Delinquent	3.549%	3.560%	9,637	10,220	3.693%	4.195%	$28,273,891.07	$29,173,089.56	3.604%	4.061%

Deferment
Current	2.875%	2.862%	25,528	27,798	9.782%	11.410%	$77,008,554.51	$83,646,439.75	9.815%	11.644%

Forbearance
Current	3.516%	3.514%	23,325	22,004	8.938%	9.032%	$77,840,371.81	$73,049,635.69	9.921%	10.169%

TOTAL REPAYMENT	3.511%	3.477%	169,329	175,307	64.886%	71.958%	$476,426,743.63	$500,084,863.10	60.723%	69.613%
Claims in Process (1)	3.580%	3.506%	1,167	1,775	0.447%	0.729%	$3,264,946.67	$5,129,447.88	0.416%	0.714%
Aged Claims Rejected (2)	5.919%	3.567%	8	5	0.003%	0.002%	$14,820.21	$7,816.37	0.002%	0.001%
GRAND TOTAL	3.223%	3.267%	260,965	243,625	100.000%	100.000%	$784,590,011.15	$718,378,691.00	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2002-5 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL – Subsidized	3.242%	151,148	$392,620,872.41	54.654%
- GSL – Unsubsidized	3.103%	80,691	$275,268,467.45	38.318%
- PLUS Loans	4.294%	11,785	$50,488,445.75	7.028%
- SLS Loans	5.410%	1	$905.39	0.000%

- Total	3.267%	243,625	$718,378,691.00	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.240%	202,198	$627,076,413.65	87.291%
-Two Year	3.391%	32,166	$69,221,704.62	9.636%
-Technical	3.627%	9,176	$21,922,107.46	3.052%
-Other	5.168%	85	$158,465.27	0.022%

- Total	3.267%	243,625	$718,378,691.00	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-5 Expected Interest Calculation

A	Borrower Interest Accrued During Collection Period	$4,605,770.58
B	Interest Subsidy Payments Accrued During Collection Period	1,445,788.52
C	SAP Payments Accrued During Collection Period	1,733,239.24
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	172,421.36
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$7,957,219.70

VII. 2002-5 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	9/15/04—12/15/04	0.00000%

B	Class A-2 Interest Rate	0.004828056	9/15/04—12/15/04	1.91000%

C	Class A-3 Interest Rate	0.005005000	9/15/04—12/15/04	1.98000%

D	Class A-4L Interest Rate	0.005131389	9/15/04—12/15/04	2.03000%

E	Class A-4CP Interest Rate	0.005745900	9/15/04—12/15/04	2.31099%

F	Class B Interest Rate	0.005839167	9/15/04—12/15/04	2.31000%

VIII. 2002-5 Inputs from Previous Quarter 8/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$784,590,011.15
	ii	Interest To Be Capitalized	15,143,107.44

	iii	Total Pool	$799,733,118.59
	iv	Specified Reserve Account Balance	1,999,332.80

	v	Total Adjusted Pool	$801,732,451.39

B	Total Note and Certificate Factor		0.59875463136
C	Total Note Balance		$801,732,451.39

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4L	Class A-4CP	Class B

	i	Current Factor	0.0000000000	0.1475262161	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$52,482,451.39	$226,500,000.00	$182,750,000.00	$300,000,000.00	$40,000,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,999,332.80
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-5 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$76,463,888.79	$76,463,888.79

B	Primary Servicing Fees-Current Month		$563,528.80	$75,900,359.99

C	Administration Fee		$20,000.00	$75,880,359.99

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$75,880,359.99
	ii	Class A-2	$253,388.19	$75,626,971.80
	iii	Class A-3	$1,133,632.50	$74,493,339.30
	iv	Class A-4L	$937,761.32	$73,555,577.98
	v	Class A-4CP	$1,723,770.00	$71,831,807.98
	vi	Class B	$233,566.67	$71,598,241.31

	vii	Total Noteholder’s Interest Distribution	$4,282,118.68

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$71,598,241.31
	ii	Class A-2	$52,482,451.39	$19,115,789.92
	iii	Class A-3	$17,556,659.65	$1,559,130.27
	iv	Class A-4L	$0.00	$1,559,130.27
	v	Class A-4CP	$0.00	$1,559,130.27
	vi	Class B	$0.00	$1,559,130.27

	vii	Total Noteholder’s Principal Distribution	$70,039,111.04

F	Increase to the Specified Reserve Account Balance		$0.00	$1,559,130.27

G	Carryover Servicing Fees		$0.00	$1,559,130.27

H	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,559,130.27
	ii	Class A-2	$0.00	$1,559,130.27
	iii	Class A-3	$0.00	$1,559,130.27
	iv	Class A-4L	$0.00	$1,559,130.27
	v	Class A-4CP	$0.00	$1,559,130.27
	vi	Class B	$0.00	$1,559,130.27

	vii	Total Noteholder’s Interest Carryover	$0.00

I	Excess to Reserve Account		$1,559,130.27	$0.00

X. 2002-5 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4L	Class A-4CP	Class B
	i	Quarterly Interest Due		$0.00	$253,388.19	$1,133,632.50	$937,761.32	$1,723,770.00	$233,566.67
	ii	Quarterly Interest Paid		0.00	253,388.19	$1,133,632.50	$937,761.32	$1,723,770.00	233,566.67

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$52,482,451.39	$17,556,659.65	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	52,482,451.39	17,556,659.65	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$52,735,839.58	$18,690,292.15	$937,761.32	$1,723,770.00	$233,566.67

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 11/30/04		$801,732,451.39
	ii	Adjusted Pool Balance 11/30/04		731,693,340.35

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$70,039,111.04

	iv	Adjusted Pool Balance 8/31/04		$801,732,451.39
	v	Adjusted Pool Balance 11/30/04		731,693,340.35

	vi	Current Principal Due (iv-v)		$70,039,111.04
	vii	Principal Shortfall from previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$70,039,111.04

	ix	Principal Distribution Amount Paid		$70,039,111.04

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$70,039,111.04
D		Total Interest Distribution		4,282,118.68

E		Total Cash Distributions		$74,321,229.72

F	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GDZ6	$0.00	$0.00
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GEA0	$52,482,451.39	$(0.00)
		A-2 Note Pool Factor		0.1475262161	(0.0000000000)

	iii	A-3 Note Balance	78442GEB8	$226,500,000.00	$208,943,340.35
		A-3 Note Pool Factor		1.0000000000	0.9224871539

	iv	A-4L Note Balance	78442GEC6	$182,750,000.00	$182,750,000.00
		A-4L Note Pool Factor		1.0000000000	1.0000000000

	v	A-4CP Note Balance	78442GED4	$300,000,000.00	$300,000,000.00
		A-4CP Note Pool Factor		1.0000000000	1.0000000000

	vi	B Note Balance	78442GEE2	$40,000,000.00	$40,000,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,999,332.80
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,559,130.27

	iv	Total Reserve Account Balance Available			$3,558,463.07
	v	Required Reserve Account Balance			$1,824,671.67

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve – Release to SLM Funding Corp			$1,733,791.40
	viii	Ending Reserve Account Balance			$1,824,671.67

XI. 2002-5 Historical Pool Information

			09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	12/1/03-2/29/04	09/01/03-11/30/03	06/01/03-08/31/03	03/01/03-05/31/03	12/01/02-02/28/03
Beginning Student Loan Portfolio Balance			$784,590,011.15	$865,172,854.56	$900,436,879.10	$970,747,854.40	$1,054,508,497.18	$1,131,678,007.63	$1,174,882,566.16	$1,233,097,345.26

	Student Loan Principal Activity
	i	Regular Principal Collections	$66,443,751.15	$78,769,120.22	$32,971,574.03	$69,441,227.87	$85,397,913.68	$75,618,670.53	$27,223,604.35	$26,638,264.92
	ii	Principal Collections from Guarantor	4,622,519.90	5,034,517.87	3,764,863.05	3,498,266.25	3,240,421.24	4,777,248.41	3,685,597.33	1,470,479.48
	iii	Principal Reimbursements	88,884.32	115,375.72	388,408.95	97,186.03	274,290.87	364,234.46	14,482,594.42	32,605,871.25
	iv	Other System Adjustments	—	—	—	—	—	—	—	—

	v	Total Principal Collections	$71,155,155.37	$83,919,013.81	$37,124,846.03	$73,036,680.15	$88,912,625.79	$80,760,153.40	$45,391,796.10	$60,714,615.65
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$77,159.73	$93,960.72	$62,609.07	$61,308.09	$117,194.41	$211,265.58	$148,146.57	$191,021.37
	ii	Capitalized Interest	(5,020,994.95)	(3,430,131.12)	(1,923,430.56)	(2,787,012.94)	(5,269,177.42)	(3,801,908.53)	(2,335,384.14)	(2,690,857.92)

	iii	Total Non-Cash Principal Activity	$(4,943,835.22)	$(3,336,170.40)	$(1,860,821.49)	$(2,725,704.85)	$(5,151,983.01)	$(3,590,642.95)	$(2,187,237.57)	$(2,499,836.55)

(-)	Total Student Loan Principal Activity		$66,211,320.15	$80,582,843.41	$35,264,024.54	$70,310,975.30	$83,760,642.78	$77,169,510.45	$43,204,558.53	$58,214,779.10

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,164,448.60	$3,010,974.62	$2,645,448.70	$3,116,013.86	$4,116,990.61	$3,504,893.62	$3,293,539.01	$3,516,621.42
	ii	Interest Claims Received from Guarantors	124,351.62	142,013.89	99,684.39	78,895.84	115,238.34	190,260.02	188,011.71	48,936.63
	iii	Collection Fees/Return Items	33,755.11	34,603.12	26,246.35	25,658.30	17,285.13	19,561.21	15,817.91	13,408.04
	iv	Late Fee Reimbursements	134,060.85	149,300.52	132,789.59	137,504.90	122,695.97	130,165.36	110,133.12	104,927.32
	v	Interest Reimbursements	13,469.92	11,508.00	11,314.13	5,859.50	10,782.46	9,888.40	136,235.01	364,890.55
	vi	Other System Adjustments	—	—	—	—	—	—	—	—
	vii	Special Allowance Payments	1,242,262.06	355,874.16	64,312.75	87,782.00	76,307.71	(446.35)	30,216.60	90,759.47
	viii	Subsidy Payments	1,561,271.15	1,780,701.82	1,923,727.51	2,254,565.62	6,150,973.11	3,741,122.31	4,176,093.80	1,575,287.49

	ix	Total Interest Collections	$6,273,619.31	$5,484,976.13	$4,903,523.42	$5,706,280.02	$10,610,273.33	$7,595,444.57	$7,950,047.16	$5,714,830.92
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,992.54	$1,452.78	$2,435.40	$760.15	$(58,802.14)	$(76,953.65)	$(91,310.97)	$(184,109.84)
	ii	Capitalized Interest	5,020,994.95	3,430,131.12	1,923,430.56	2,787,012.94	5,269,177.42	3,801,908.53	2,335,384.14	2,690,857.92

	iii	Total Non-Cash Interest Adjustments	$5,023,987.49	$3,431,583.90	$1,925,865.96	$2,787,773.09	$5,210,375.28	$3,724,954.88	$2,244,073.17	$2,506,748.08

	Total Student Loan Interest Activity		$11,297,606.80	$8,916,560.03	$6,829,389.38	$8,494,053.11	$15,820,648.61	$11,320,399.45	$10,194,120.33	$8,221,579.00
(=)	Ending Student Loan Portfolio Balance		$718,378,691.00	$784,590,011.15	$865,172,854.56	$900,436,879.10	$970,747,854.40	$1,054,508,497.18	$1,131,678,007.63	$1,174,882,566.16
(+)	Interest to be Capitalized		$11,489,977.68	$15,143,107.44	$16,640,715.21	$16,104,424.93	$16,568,293.40	$20,342,169.92	$21,137,091.54	$19,456,760.99

(=)	TOTAL POOL		$729,868,668.68	$799,733,118.59	$881,813,569.77	$916,541,304.03	$987,316,147.80	$1,074,850,667.10	$1,152,815,099.17	$1,194,339,327.15

(+)	Reserve Account Balance		$1,824,671.67	$1,999,332.80	$2,204,533.92	$2,291,353.26	$2,468,290.37	$2,687,126.67	$2,882,037.75	$2,985,848.32

(=)	Total Adjusted Pool		$731,693,340.35	$801,732,451.39	$884,018,103.69	$918,832,657.29	$989,784,438.17	$1,077,537,793.77	$1,155,697,136.92	$1,197,325,175.47

XII. 2002-5 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Mar-03	$1,194,339,327	12.50%
Jun-03	$1,152,815,099	11.94%
Sep-03	$1,074,850,667	14.12%
Dec-03	$987,316,148	16.31%
Mar-04	$916,541,304	17.04%
Jun-04	$881,813,570	15.97%
Sep-04	$799,733,119	17.39%
Dec-04	$729,868,669	18.25%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.